As filed with the Securities and Exchange Commission on April 30, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SODASTREAM INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Israel	N/A
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Daniel Birnbaum

Chief Executive Officer

SodaStream International Ltd.

Gilboa Street, Airport City,

Ben Gurion Airport, Israel 7010000

+972 (3) 976-2301

(Address of Principal Executive Offices) (Zip Code)

2010 EMPLOYEE SHARE OPTION PLAN

(Full Title of the Plans)

SodaStream USA, Inc.

200 East Park Drive, Suite 600

Mount Laurel, NJ 08054

1-800-763-2258

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Eyal Shohat Chief Legal Officer SodaStream International Ltd. Gilboa Street Airport City 7010000, Israel Tel: +972 (3) 976-2301 Fax: +972 (3) 973-6673	Colin J. Diamond White & Case LLP 1155 Avenue of the Americas New York, New York Tel: (212) 819-8200 Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.645	188,854 (1)	$ 46.64 (2)	$8,808,150.50 (2)	$1,134.49
Ordinary Shares, par value NIS 0.645	101,146	$ 44.04 (3)	$4,454,469.80	$573.74
Total	290,000			$1,708.23

(1)	This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the 2010 Employee Share Option Plan (the “2010 Plan”) of SodaStream International Ltd. (the “Registrant”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding Ordinary Shares.

(2)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) based on the $46.64 weighted average exercise price of the 188,854 Ordinary Shares issuable upon exercise of outstanding options under the 2010 Plan as of the date of this Registration Statement.

(3)	The Proposed Maximum Offering Price Per Share is calculated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for purposes of calculating the registration fee on the basis of $44.04 per share, the average of the high and low price of the Registrant’s Ordinary Shares as reported on the Nasdaq Global Select Market on April 28, 2014.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for SodaStream International Ltd. (the “Registrant”) to register an additional 290,000 Ordinary Shares for issuance under the 2010 Employee Share Option Plan (the “2010 Plan”).

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File No. 333-170299 and File No. 333-190655), filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2011 and August 16, 2013, respectively, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a) The Registrant’s Annual Report on Form 20-F (File No. 001-34929) for the fiscal year ended December 31, 2013, filed with the Commission on April 30, 2014;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s documents referred to in (a) above; and

(c) The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A12B (File No. 001-34929) filed with the Commission on October 25, 2010, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index hereto and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, Israel, on the 30th day of April, 2014.

SODASTREAM INTERNATIONAL LTD.

By:	/s/ Eyal Shohat
Name: Eyal Shohat Title: Chief Legal Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Birnbaum, Daniel Erdreich and Eyal Shohat, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Daniel Birnbaum	Chief Executive Officer and Director	April 30, 2014
Daniel Birnbaum	(Principal Executive Officer)

/s/ Daniel Erdreich	Chief Financial Officer	April 30, 2014
Daniel Erdreich	(Principal Financial Officer and Principal Accounting Officer)

/s/ Yuval Cohen	Chairman of the Board	April 30, 2014
Yuval Cohen

/s/ Eytan Glazer	Director	April 30, 2014
Eytan Glazer

/s/ Lauri Hanover	Director	April 30, 2014
Lauri Hanover

/s/ David Morris	Director	April 30, 2014
David Morris

SODASTREAM USA INC.

By: /s/ Daniel Birnbaum Name: Daniel Birnbaum Title: Director	Authorized Representative in the United States	April 30, 2014

EXHIBIT INDEX

Exhibit Number	Name

4.1	Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-170007), as filed with the SEC on October 19, 2010)
5.1	Opinion of Gornitzky & Co., Israeli counsel to the Registrant, as to the validity of the Ordinary Shares (including consent)
23.1	Consent of Somekh Chaikin, a member firm of KPMG International, Independent Registered Public Accounting Firm
23.2	Consent of Gornitzky & Co. (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1	SodaStream International Ltd. 2010 Employee Share Option Plan (incorporated herein by reference to Exhibit 10.2(b) to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-170007), as filed with the SEC on October 26, 2010)